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                    MASTER TECHNOLOGY DEVELOPMENT AGREEMENT


     This Master Technology Development Agreement is entered into as of the 14 day of October, 1997, by and between fonix corporation, a corporation of the State of Delaware having its principal place of business located at 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111 ("fonix"), and Oregon Graduate Institute of Science and Technology, a non-profit corporation and educational institution duly organized and existing under the laws of the State of Oregon, with its principal place of business located at 20000 N.W. Walker Road, Beaverton, Oregon 97291-1000 ("OGI"), acting through its Oregon Graduate Institute of Science and Technology, Center for Spoken Language Understanding ("CSLU").

1.   Purpose and Scope of Agreement

     fonix is engaged in research and development of automatic speech recognition technologies, which technologies employ a proprietary phonetic speech modeling engine and a linguistic and contextual process based on a proprietary neural network system. CSLU is a center at OGI which has a professional staff and graduate students with special training and research skills in spoken language disciplines and which is also engaged in research and development of automatic speech recognition technologies. fonix desires OGI to perform certain development activities in order to develop and improve advanced technologies in key areas of spoken language systems, which may include: (a) robust speech recognition; (b) natural language understanding; (c) dialog modeling; (d) text-to-speech synthesis; (e) multi-modal input/output; and (f) advanced neural net architectures.

     Therefore, from time to time fonix agrees to sponsor OGI, acting through its CSLU, to perform work regarding certain concepts concerning the design and implementation of spoken language computer systems and OGI agrees to provide the results to fonix in accordance with the terms and conditions of this Agreement.

2.   Organization

     This Agreement contains terms and conditions for all work transactions between fonix and OGI involving OGI's CSLU that are within the scope of this Agreement. fonix and OGI intend that all individual work transactions that are within the scope of this Agreement will be implemented through the individual Statements of Work to be attached hereto as Exhibit A-1, A-2, A-3 and so on, as they are mutually agreed to by the parties. As the parties identify future development projects, they will execute Statements of Work, consecutively numbered and attached to this Agreement.

     Each of the parties agrees to appoint one individual to coordinate development activities under this Agreement. fonix and OGI designate the following individuals as their initial Coordinators under this Agreement. Each party will advise the other in writing of any changes regarding its Coordinator.
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     The OGI Coordinator is:         The fonix Coordinator is:

           Dr. Ronald A. Cole              Lynn Shepherd
           Oregon Graduate Institute       1225 Eagle Gate Tower
           of Science & Technology         60 East South Temple Street
           20000 N.W. Walker Road          Salt Lake City, Utah 84111
           Beaverton, Oregon 97291-1000    tel #: 801-328-0161
           tel #: 503-690-1085             fax #: 801-328-8778
           fax #: 503-690-1306

3.   Control of Work

     Control of the work will rest jointly with fonix and OGI. However, it is agreed that fonix through its Coordinator, will have principal responsibility and will maintain continuing communication with the OGI Coordinator. The frequency and nature of these communications will be mutually defined by the fonix and OGI Coordinators. Unless otherwise expressly agreed to in a Statement of Work, the fonix Coordinator and/or fonix Project Manager shall have day-to-day management responsibility for all fonix employees, contractors and agents performing work under said Statement of Work. Similarly, the OGI Coordinator and/or OGI Project Manager shall have day-to-day management responsibility for all OGI staff members performing work under a Statement of Work.

4.   Administration of a Statement of Work

     Each Statement of Work shall be deemed to incorporate by reference all of the provisions of this Agreement and, in the case of any inconsistency, this Agreement shall be the controlling document.

     4.1 Procedure for Entering into a Statement of Work. An individual Statement of Work shall only become effective upon execution by authorized representatives of both parties, duly authorized according to institutional policy and procedure.

     4.2 Identification of an Individual Statement of Work. Each individual Statement of Work will be identified by a numerical or alphanumerical sequence, as determined by the parties, its title and effective date, such as, for example, "Statement of Work No. A-1 for ABC Research Effective on 1/1/98".

     4.3 OGI Key Personnel. During the Term, OGI shall make available and assign Ronald A. Cole and Yonghong Yan, as its primary professional staff members for work on Statements of Work. OGI shall also assign such additional professional staff members and graduate students as are reasonably necessary to complete each Statement of Work pursuant to its terms. The Coordinators at fonix and OGI shall advise

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          individual staff members and graduate students at fonix and OGI of their respective assignments and provide them with copies of the proposed Statement of Work, as appropriate.

     4.4 Required Contents of Each Statement of Work. Each Statement of Work shall contain (or incorporate as attachments or by reference):

          4.4.1 A reference to this Agreement by name and date of execution. This reference shall act to incorporate the terms of this Agreement into the Statement of Work unless the Statement of Work explicitly states otherwise.

          4.4.2 A title identifying the Statement of Work, an effective date upon which the Statement of Work becomes effective between the parties, dates for completion of "milestones" and the date of completion and transfer of Deliverables.

          4.4.3 A brief description of the scope of work of the Statement of Work.

          4.4.4 A list of all Intellectual Property Rights of fonix and/or OGI which may be the subject of the development or other work to be performed pursuant to the Statement of Work.

          4.4.5 Description of fonix's responsibilities, including work or services to be performed, staff members assigned and schedules for any development or delivery.

          4.4.6 Description of OGI's responsibilities, including work or services to be performed, staff members assigned and schedules for any development or delivery.

          4.4.7  Description or specification of any Deliverables.

     4.5 Optional Contents of Each Statement of Work. In addition, a Statement of Work may contain (or incorporate as attachments or by reference):

          4.5.1  Provision for progress reports by the Project Manager(s).

          4.5.2 Additional specifications, such as acceptance criteria, documentation specifications and standards, quality standards, performance specifications, or usability and architecture requirements.

          4.5.3 Resource requirements, such as training or assignment of key personnel.

          4.5.4  Special term or termination provisions.

          4.5.5 A list of some or all of the Confidential Information to be disclosed by fonix and/or OGI in connection with the Statement of Work.

          4.5.6  Other appropriate terms.

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     4.6  Project Managers. Unless otherwise specified in a Statement of Work, each party's Project Manager shall be responsible for managing that party's performance under the Statement of Work and for all necessary coordination with the other party's Project Manager. Each party's Project Manager will provide periodic progress reports to the other party's Project Manager and will promptly respond to reasonable requests of the other party for reports. Each party will advise the other in writing of any change regarding its Project Manager.

5.   Definitions

     As used in this Agreement, the following terms shall have the following respective meanings:

     5.1 "Affiliate" shall mean a party that controls, is controlled by, or is under common control with a party, including but not limited to subsidiaries, parents and sister corporations.

     5.2 "Code" shall mean computer programming code. Unless specifically agreed otherwise, Code shall include Executable Code, Object Code and Source Code.

     5.3 "Source Code" shall mean the human-readable form of the Code and related system documentation, including all comments and any procedural language.

     5.4 "Object Code" shall mean the Code that results when Source Code is processed by a software compiler, but is not Executable Code.

     5.5 "Executable Code" shall mean Code that loads and executes without further processing by a software compiler or linker.

     5.6 "Confidential Information" shall mean that information which a disclosing party desires to protect against unrestricted disclosure or use by the receiving party (the "Recipient"). Confidential Information shall not include any information that is (i) already in the possession of the Recipient without obligation of confidence; or (ii) independently developed by the Recipient, as evidenced by written records; or (iii) becomes available to the general public without breach of this agreement; or (iv) rightfully received by the Recipient from a third party without obligation of confidence; or (v) released for disclosure by the disclosing party with its prior written consent.

     5.7 "Deliverables" shall mean any work product or material procured or prepared by OGI and required to be delivered to fonix by virtue of their description or specification as a Deliverable in a Statement of Work. Whether or not actually delivered, Deliverables shall in all cases include all programming, documentation, media and other objects identified as Deliverables in the Statement of Work.

     5.8 "Derivative Work" shall mean a work which is based on one or more pre-existing works (such as a revision, enhancement, modification,

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          translation, abridgement, condensation, expansion, or any other form in which such pre-existing work may be recast, transformed, or adapted) and which, if prepared without authorization of the copyright owner of such pre-existing work, would constitute copyright infringement under U.S. law.

     5.9 "Intellectual Property Rights" shall mean (i) all rights, title and interests in all letters of patent and application for letters of patent including any reissue, division, continuation or continuation-in-part applications throughout the world now or hereafter, (ii) all rights, title and interest in all trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of the foreign countries; (iii) all rights, title and interests in all mask works, copyrights and copyrighted interests, and all mask work, rights, copyright rights and other literary property or authors rights, whether or not protectable by copyright or as a mask work; and (iv) all rights, title and interests in any and all know-how and show-how, whether or not patentable, copyrightable or protectable by trade secret.

     5.10 "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement whether or not patentable, that is conceived and reduced to practice by one or more of the inventing party's employees.

     5.11 "Joint Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, that is conceived and reduced to practice by employees, independent contractors or agents of both parties and which arises out of the performance of a Statement of Work under this Agreement.

     5.12 "Residuals" means generalized information which may be retained in non-tangible form by persons who have worked on a Statement of Work or have had access to Confidential Information, including without limitation general ideas, concepts, know-how or techniques contained therein.

     5.13 "Technology" shall mean the Intellectual Property Rights pertaining to Deliverables. "Technology" shall not include any fonix Confidential Information, and shall not incorporate fonix Confidential Information in either an explicit or inherent manner.

6.   Term and Termination

     Each Statement of Work shall be deemed to incorporate by reference this
Section 6 unless the Statement of Work explicitly states otherwise.

     6.1 Term of Agreement. This Agreement shall be effective upon the date specified at the beginning of this Agreement, and shall remain in force for a period of twelve (12) months, unless otherwise terminated as provided in Section 6.3. Such term may be extended upon written agreement of both parties.

     6.2  Statement of Work.

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

          6.2.1 Term of a Statement of Work. Each Statement of Work shall become effective upon its full execution and shall continue in effect for the term specified in the Statement of Work unless earlier extended, terminated by mutual written agreement of the parties, terminated in accordance with its provisions, or terminated for cause in accordance with Section 6.3 below. In the event that a Statement of Work fails to contain a term, the Statement of Work shall be deemed to have a term of one (1) year.

          6.2.2 Earlier Termination of the Agreement. A termination of the Agreement shall have no effect upon a Statement of Work that is itself still in effect.

     6.3 Termination for Cause. Either party may terminate this Agreement or a Statement of Work for the substantial breach by the other party of a material term. The terminating party shall first give the other party written notice of the alleged breach and a period of sixty (60) days in which to cure the alleged breach.

     6.4 Survival of Terms. In the event of a termination of the Agreement or a Statement of Work, all obligations of confidentiality (including those specified in Section 7) shall continue in effect in accordance with their terms. In addition, the terms of Section 8 (Ownership and Licensing), Section 10 (Warranty), Section 11 (Limitation of Liability) and Section 12 (Product Liability and General Indemnification) shall continue in effect in accordance with their terms.

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

7.   Confidentiality and Information Exchange

     It is the intention of OGI and fonix to transfer and/or exchange information, including Confidential Information, as may be necessary under the Statements of Work. Such information may be disclosed in oral, visual, or written form (including magnetic media).

     7.1 The Recipient of Confidential Information under a Statement of Work shall make use of the Confidential Information only for the purposes of that Statement of Work and for no other purpose.

     7.2 The Recipient shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the Recipient uses to protect its own Confidential Information of a like nature. Such protection shall include, at a minimum, that all fonix and OGI individuals working on any Statement of Work shall execute and deliver to the other party a blanket non-disclosure agreement in the form attached hereto as Exhibit B. Such non-disclosure agreement shall require OGI and fonix personnel not to disclose information relating to, concerning or in any fashion resulting from the Statement of Work to a third party without the prior written approval of fonix.

     7.3 Except as set forth in Section 7.4 below, the Recipient's obligations shall only extend to Confidential Information that is marked as confidential at or before the time of disclosure or that is unmarked (e.g., orally disclosed) but is treated as confidential at the time of disclosure and is designated as confidential in a written memorandum sent to the Recipient's Project Manager within thirty (30) days of disclosure, summarizing the Confidential Information sufficiently for identification.

     7.4 Without written notice of confidentiality at any time subsequent hereto, OGI agrees to treat all Code and related system documentation received under a Statement of Work (or developed from Source Code received under a Statement of Work) as confidential information for the purposes of this Section 7. OGI agrees not to reverse engineer the binary code of fonix to discover the Source Code.

     7.5 The parties hereby acknowledge that a party's unauthorized disclosure or use of Confidential Information belonging to the other party will cause substantial and irreparable injury to the other party, and that each party is therefore entitled to, in addition to any other available remedies, injunctive and other equitable relief for any actual or threatened improper disclosure or use of its Confidential Information.

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

8.   Ownership and Licensing

     8.1 Ownership. Subject to this Section 8, all rights, title and interests in Intellectual Property Rights in the Technology and any Joint Inventions, Inventions and patents arising from the development and other work (including any research) conducted under this Agreement, are and shall remain jointly owned by OGI and fonix. Each party shall have full and unrestricted rights (i) with respect to Deliverables in the form of Code, to use, execute, perform, reproduce, prepare or have prepared Derivative Works based upon, display, market and distribute copies by sale, license or lease, or otherwise transfer possession or ownership of copies of such Deliverables and Derivative Works of such Deliverables, and distribute internally and/or externally, sell, license, lease, or otherwise transfer any such Deliverables of Derivative Works thereof; and (ii) with respect to Deliverables not in the form of Code, to reproduce, modify, market, distribute and use such Deliverables as such party's product or service, or in the development, duplication, distribution and/or marketing of any product or service, whether such product or service is made available directly or indirectly. The foregoing includes, without limitation, copyrights in and to pictorial, graphic or audio/visual works, including icons, screens, music and characters created as a result of execution of Code or any Derivative Works thereof; and all Inventions, patents and patent applications arising out of the Technology. Each party may retain all proceeds and profits arising out of its activities described above, with no duty to account for such proceeds or to share them with the other party.

     8.2 Derivative Works of OGI. Notwithstanding any other provision of this Agreement, if any Invention or other Intellectual Property Right developed pursuant to this Agreement is a Derivative Work of software programs, technology, Confidential Information or other materials owned by OGI, OGI shall have sole ownership of such Derivative Work and all patent, copyright and other intellectual property rights with respect thereto. fonix shall assign to OGI all of its right, title and interest in and to such Derivative Works and shall execute any documents reasonably requested by OGI to evidence or perfect such assignment. OGI grants to fonix a nonexclusive, worldwide, royalty-free, fully-paid and irrevocable license under copyrights and patents arising out of such Derivative Works to use internally and/or externally, sell, license, lease or otherwise transfer such Derivative Works. OGI shall also solely own all right, title and interest in and to all Derivative Works of the Technology prepared, developed or created by OGI or pursuant to its direction, without substantial participation of fonix.

     8.3 Derivative Works of fonix. Notwithstanding any other provision of this Agreement, if any Invention or other Intellectual Property Right developed pursuant to this Agreement is a Derivative Work of software programs, technology, Confidential Information or other materials owned by fonix, fonix shall have sole ownership of such Derivative Work and all patent, copyright and other intellectual property rights with respect thereto. OGI shall assign to fonix all of its right, title and interest in and to such Derivative Works and

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          shall execute any documents reasonably requested by fonix to evidence or perfect such assignment. fonix grants to OGI a nonexclusive, worldwide, royalty-free, fully-paid, irrevocable and nontransferable license under copyrights and patents arising out of such Derivative Works to use such in its Toolkit, as more fully described in Section
          8.5. fonix shall also solely own all right, title and interest in and to all Derivative Works of the Technology prepared, developed or created by fonix or pursuant to its direction, without substantial participation of OGI.

     8.4 Patent Immunity. Subject to Section 8, each party grants to the other party, and recipients of Deliverables leased, licensed, sold or otherwise transferred (either directly or indirectly) by such other party or any of its sublicenses, an immunity from suit under patents arising out of the Technology or otherwise out of this Agreement.

     8.5 CSLU Toolkit. CSLU has developed a software program known as the "CSLU Toolkit" which it has and does make available to its members for use in designing and developing spoken language products. In addition to use of Intellectual Property Rights in the Technology and Joint Inventions (which may be freely used by either party, as stated in Section 8.1 above), CSLU may incorporate Derivative Works of fonix (as described in the first sentence of Section 8.3 hereof) into its Toolkit only for non-commercial use and application. In that regard, CSLU shall take such steps as are necessary and to the reasonable satisfaction of fonix to prevent any CSLU member from gaining access to or otherwise using any Derivative Works of fonix for commercial purposes.

     8.6 Freedom of Use. Notwithstanding anything to the contrary set forth in this Agreement (but expressly excluding the limitations and restrictions set forth in Section 8.3 hereof), either party shall be free to use for any purposes the Residuals resulting from access to or work with Confidential Information. However, the foregoing does not give either party the right to disclose the financial, statistical, or personnel information or the business plans of the other party, and the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents. Neither party shall have any obligation to limit or restrict the assignment or reassignment of personnel.

     8.7 Survival. This Section 8 and related definitions shall survive the termination of this Agreement for any reason whatsoever.

9.   Consideration.

     In consideration of the services provided by OGI to fonix under the initial Statements of Work, fonix agrees to pay to OGI the amount of one hundred thousand dollars ($100,000). Such amount shall be payable in quarterly increments of twenty-five thousand dollars ($25,000), with the initial payment due within one (1) week of the execution of this Agreement, and each subsequent payment due and payable three (3) months thereafter. Payments are to be made and delivered to: Oregon Graduate Institute of Science & Technology, Center for

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Spoken Language Understanding, 20000 N.W. Walker Road, Beaverton, Oregon 97291-
1000.

10.  Limited Warranty

     10.1 OGI represents and warrants that it either is the owner of all rights, title and interests, including Intellectual Property Rights, in the Technology, or that it has the right to use and sublicense the use of the Technology in accordance with the terms and conditions set forth in this Agreement. OGI makes no representation that the duplication, use, lease, sale, license or sublicense of the Technology by fonix will not infringe a copyright or patent granted to others. However, OGI does represent and warrant that it shall take reasonable and necessary steps to avoid contamination of the Technology with the intellectual property rights of third parties by requiring each participating Project Manger to complete in good faith an Intellectual Property Rights Questionnaire in the form attached hereto as Exhibit C, for delivery to fonix at the completion of the research identified in the Statements of Work.

     10.2 fonix represents and warrants that, to the best of its knowledge, it either is the owner of all rights, title and interests including Intellectual Property Rights in any technology which it may provide to OGI under this Agreement, or that it has the right to use and sublicense the use of such technology in accordance with the terms and conditions set forth in this Agreement. fonix makes no representation that the duplication, use, lease, sale, license or sublicense of the Technology by OGI will not infringe a copyright or patent granted to others.

     10.3 THE WARRANTIES AND REPRESENTATIONS SET FORTH IN SECTION 10 AND 11 OF THIS AGREEMENT ARE EXPRESSLY IN LIEU OF ALL OTHER UNDERSTANDINGS, AGREEMENTS, REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.  Limitation of Liability

     Under no circumstances shall either party be liable to the other for any indirect or consequential damages whatsoever, including, but not limited to, loss of profits or for any claim or demand made by a third party against either party arising out of the performance of this Agreement, except as specifically set forth in Section 12. No action, regardless of form, arising out of the performance of this Agreement, may be brought by either party more than four (4) years after the cause of action is discovered.

12.  Product Liability and General Indemnification.

     12.1 OGI does not warrant the Technology and the parties to this Agreement agree and understand that OGI shall have no liability to an end user or otherwise. fonix, therefore, agrees to hold OGI harmless and indemnify OGI, its trustees, officers, employees and agents from and against any and all litigation, claims, damages or actions (including reasonable attorney's fees) that may be

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          instituted against OGI arising out of fonix's marketing, distribution, sale, production, manufacture, lease, consumption or advertisement of the Technology including, but not limited to, claims resulting from any alleged type of defect in the Technology or damages allegedly caused by any breach of contract by fonix and its affiliates or the use or misuse of the Technology, notwithstanding any third-party allegation that their claims, injuries or damages were proximately caused in part or wholly by OGI's negligence. In such event, fonix agrees to defend OGI at fonix's sole expense in such action. Should any award or decree be made against OGI, it shall be the obligation of fonix to (a) appeal the decision and pay if the appeal is lost or (b) pay such award or make any settlement as may be warranted before or after the decision on appeal. OGI may, at its own option, conduct its own defense in such actions at its own expense.

     12.2 fonix does not warrant the technology, services or materials provided to OGI pursuant to this Agreement. OGI, therefore, agrees to hold fonix harmless and indemnify fonix, its trustees, officers, employees and agents from and against any and all litigation, claims, damages or actions (including reasonable attorney's fees) that may be instituted against fonix arising out of OGI's use, marketing, distribution, sale, production or licensing (non-commercial or otherwise) of the Technology including, but not limited to, claims resulting from any alleged type of defect in the Technology or damages allegedly caused by any breach of contract by OGI or the use or misuse of the Technology, notwithstanding any third-party allegation that their claims, injuries or damages were proximately caused in part or wholly by fonix's negligence. In such event, OGI agrees to defend fonix at OGI's sole expense in such action. Should any award or decree be made against fonix, it shall be the obligation of OGI to (a) appeal the decision and pay if the appeal is lost or (b) pay such award or make any settlement as may be warranted before or after the decision on appeal. fonix may, at its option, conduct its own defense in such actions at its own expense.

     12.3 Each party's indemnification obligations are subject to (a) receipt of prompt notice such that the indemnifying party will not be unduly prejudiced by any delay, and (b) the good faith cooperation of the party to be indemnified. Each party shall immediately notify the other of any litigation in which it, its officers or its directors, agents or employees may be involved if there is a reasonable possibility that this Agreement or the other party will be affected. The parties agree to cooperate with each other and keep each other fully informed with respect to all proceedings.

13.  Delivery of Technology

     OGI shall fully disclose and deliver to fonix all Technology arising out of the work, development, research and experimentation conducted by OGI under this Agreement, as implemented in Statements of Work. The Technology delivered to fonix under this Agreement shall be in such forms as shall be necessary for fonix to make, install, operate, modify, correct, enhance and extend the Technology.

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14.  Disclosure of this Agreement

     Neither party shall refer to or use the name of the other party in any publication, news release or promotion without the prior consent of the other party. Each party shall use best efforts not to disclose to any third party the terms and conditions of this Agreement during its Term, except as required by law, or by order of a court of competent jurisdiction, or as may be required to establish or assert its rights hereunder. Notwithstanding the above, fonix hereby grants the right and encourages OGI to refer to fonix in OGI's publications as a sponsor of the work conducted under this Agreement.

15.  Independent Development

     Nothing contained in this Agreement shall prevent fonix from entering into research projects with third parties which are similar to the development or other work which is the subject of this Agreement, or from independently developing (either through third parties or through the use of its own personnel), or from acquiring from third parties, technologies or products which are similar to and competitive with Technology. Nothing herein shall be construed to grant OGI any rights in any such technologies or products so developed or acquired, or any rights to the revenues or any portion thereof derived by fonix from the use, sale, lease, license or other disposal of any such technologies or products. Furthermore, nothing herein shall preclude fonix from transferring any such technologies or product to others.

     Neither OGI nor any person working on the Statement of Work as an employee, contractor or agent of OGI shall enter into any projects with any third parties, excepting federal, state or local governmental units or agencies, the results of which may reasonably be anticipated to have a material harmful effect upon the Inventions, Intellectual Property Rights and/or business prospects of fonix, during the term hereof or for eighteen (18) months thereafter. In the event that OGI desires to engage in a project which may violate the covenant set forth in the previous sentence, OGI shall promptly give notice thereof to fonix in detail sufficient for fonix to analyze the basis whereby OGI believes that said research project may have a material harmful effect upon fonix. fonix shall promptly review the notice and all accompanying material supplied by OGI. OGI covenants and agrees that it will not enter into the proposed research project if fonix determines that the proposed research project would violate the covenant set forth in the first sentence of this section. fonix shall not unreasonably withhold its approval of any proposed third party project.

16.  Taxes

     OGI shall pay all taxes, if any, arising from the consideration paid by fonix to OGI. Each party shall otherwise be responsible for and shall pay all other taxes arising solely from its performance under this Agreement.

17.  Personal Services

     17.1 By OGI Coordinator. During the Term, OGI shall cause the OGI Coordinator to render personal services (a) in various industry programs, seminars and similar events annually to be scheduled mutually with fonix. The OGI Coordinator will appear as a

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          representative of CSLU and/or fonix, as mutually agreed by OGI and fonix, for the purpose of promoting, discussing and/or endorsing the Technology; and (b) at various presentations of papers or articles concerning the Technology prepared by (either individually or with others) the OGI Coordinator, as mutually agreed by the OGI Coordinator and fonix. In each case, the presentation, paper or article to be delivered shall be approved by fonix in advance. For such appearances, OGI shall be paid $500.00 per day by fonix.

     17.2 By OGI Professional Staff. During the Term, OGI shall cause members of its professional staff to be available to fonix pursuant to the terms of individual consulting agreements. Messrs. Cole and Yan shall be available at least two (2) days per month on terms mutually agreeable to those parties.

18. DARPA Competition. CSLU is preparing an entry for the November, 1997 "HUB4 Broadcast News" Evaluation sponsored by the Defense Advanced Research Project Agency ("DARPA Competition"). CSLU will use its best efforts to complete its entry for and actively participate in the DARPA Competition. At the option of fonix, the entry of CSLU in the DARPA Competition shall be credited jointly to CSLU and fonix.

19. fonix Center Membership to CSLU. fonix or an Affiliate shall make a supplemental Center Membership payment of $200,000 corresponding to the fonix annual membership period May 16, 1997 through May 15, 1998. The supplemental payment shall be paid in two (2) equal installments of $100,000, with the first payment due on the last day of the calendar quarter after the date of execution of this Agreement and the second payment due six (6) months thereafter.

20.  Construction.

     20.1 Order of Precedence. In the event of any conflict between this Agreement and a Statement of Work, the terms of the Agreement shall control. In the event of any conflict between this Agreement or a Statement of Work and any purchase order or acknowledgment, this Agreement or the Statement of Work shall take precedence over any written or typed instructions in an written or electronic purchase order or acknowledgment.

     20.2 Headings & Gender. The headings in this Agreement and in a Statement of Work are provided for reference only and shall not be used as a guide to interpretation. When used in this Agreement or in a Statement of Work, the singular includes the plural and the plural includes the singular, and gender related pronouns include the feminine, masculine and neuter.

     20.3 References. References to a specific Section of this Agreement or in a Statement of Work shall be deemed to include within the scope of the reference all subsections depending therefrom. By way of example, a reference to Section 5 shall be deemed to include a reference to
          Section 5.1.

     20.4 Severability. If any provision of this Agreement or a Statement of Work is held in arbitration or by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions

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          shall remain in full force and effect and shall be interpreted, to the extent possible, to achieve the purpose of this Agreement and any affected Statements of Work as originally expressed.

     20.5 Conflict Resolution. The parties agree that with respect to any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement they shall attempt in good faith to resolve such claim or controversy by negotiations between the parties. In the event that either party believes that the negotiation discussions are not likely to lead to settlement, the parties must participate in good faith in at least one mediation session with a professional mediator knowledgeable in the industry mutually selected by the parties, the expense of which shall be paid fifty percent (50%) by each party. With respect to disputes concerning ownership issues or improper disclosure or use of Confidential Information which are not resolved in mediation, the dispute will be resolved in a court of appropriate jurisdiction. After one or more mediation sessions involving any other issue, either party may elect to resolve the dispute through final and binding arbitration in Salt Lake City, Utah. In such case, each party shall appoint an arbitrator and a third arbitrator shall be appointed by mutual agreement of the two chosen arbitrators. All arbitrators must be knowledgeable in the software industry. Otherwise, the procedure governing the arbitration process shall be in accordance with the Rules of the American Arbitration Association or such other process as is mutually agreeable to the parties and reduced to writing. This Agreement shall be enforceable by law and the judgment or any award made by the arbitrators may be entered in any court having appropriate jurisdiction. The prevailing party in any arbitration or judicial action shall be entitled to its reasonable costs and attorneys' fees from the non-prevailing party.

     20.6 Entire Agreement. This Agreement, including the Statements of Work agreed to by both parties, sets forth the entire agreement and understanding between the parties as to its specific subject matter and merges all prior discussions between them with regard to such specific subject matter. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, agreements, or representations, whether written or oral, with respect to such specific subject matter other than as expressly provided herein or in a Statement of Work or as duly set forth on or subsequent to its effective date, in a written document that is signed by a duly authorized representative of each party.

     20.7 Governing Law. The validity, construction, and performance of this Agreement and the Statements of Work will be governed by the substantive law of the State of Utah without regard to any choice of law provisions. Each party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties, obligations or performance under this Agreement and the Statements of Work.

21.  Independent Contractors

     Each party is and shall remain an independent contractor with respect to all performance under this Agreement and the Statements of Work. No employee of either party shall be considered an employee or agent of the other party for any purpose. Each party assumes sole responsibility for the supervision, daily

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direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation, disability benefits and the like of its employees or agents.

22.  Export of Technical Data

     Neither party will knowingly export or re-export or cause to be exported or re-exported, directly or indirectly, any materials or any items licensed or developed under a Statement of Work or technical information or direct product thereof received from the other party to any country for which the United States government, or any agency thereof, requires an export license or other government approval at the time of such export without first obtaining any required license or approval. Each party will reasonably cooperate with the other party in obtaining such licenses or approvals.

23.  Notices

     All notices to a party under this Agreement or a Statement of Work shall be delivered to that party's Coordinator at the address stated in Section 2 above. All notices required or permitted to be given under this Agreement or a Statement of Work shall be in writing. A notice shall be validly given upon the earlier of confirmed receipt by the recipient's Coordinator or seven (7) days after deposit, postage prepaid, with the U.S. Postal Service as first class mail. Notices may be delivered by telefax or by courier and shall be validly given upon confirmed receipt by the recipient's Coordinator or Project Manager, as stated above.

     A copy of all notices shall be sent to the following or their designees:

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

     OGI:                             fonix corporation:

     Dr. Ronald A. Cole               Thomas A. Murdock, President
     Professor and Center Director    fonix corporation
     Oregon Graduate Institute        1225 Eagle Gate Tower
     of Science & Technology          60 East South Temple Street
     20000 N.W. Walker Road           Salt Lake City, Utah 84111
     Beaverton, Oregon 97291-1000     tel #: 801-328-0161
     tel #: 503 690-1085              fax #: 801-328-8778
     fax #: 503 690-1306

                                      With A Copy To:

                                      Durham, Evans, Jones & Pinegar
                                      50 South Main Street, Suite 850
                                      Salt Lake City, Utah  84144
                                      Attn:  Jeffrey M. Jones
                                      tel #:  801-538-2424
                                      fax #:  801-538-2425

     IN WITNESS WHEREOF, the parties hereto have as of the effective date first above written duly executed this Master Technology Development Agreement in duplicate by their respective duly authorized representatives.

Oregon Graduate Institute of Science   fonix corporation
and Technology

Signature   /s/ Joanne M. Coville      Signature /s/ Roger Dudley

Print Name Joanne M. Coville           Print Name    Roger Dudley

Title Executive Vice President         Title Executive Vice President

Date 10/22/97                          Date 14 October 1997

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